                                   EXHIBIT 3

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                  DIRECTOR AND EXECUTIVE OFFICERS INFORMATION


     The following table sets forth the names, addresses and principal occupations of the executive officers and directors of Bank of America National Trust and Savings Association (directors are indicated by asterisk). Each such person is a citizen of the United States.

            Name and
        Business Address                    Principal Occupation
-------------------------------        -----------------------------
*Joseph F. Alibrandi                   Chairman of the Board and Chief
1955 North Surveyor Ave.               Executive Officer
Simi Valley, CA 93063                  Whittaker Corporation
                                       Simi Valley, CA
                                       (principal business: aerospace
                                       manufacturing)

*Jill E. Barad                         President and Chief Executive Officer
333 Continental Blvd.                  Mattel, Inc.
15th Floor                             El Segundo, CA
El Segundo, CA 90245                   (principal business: toy maker)

*Peter B. Bedford                      Chairman of the Board and
270 Lafayette Circle                   Chief Executive Officer
Lafayette, CA 94549                    Bedford Property Investors, Inc.
                                       Lafayette, CA
                                       (principal business: real estate
                                       investment trust)

*Andrew F. Brimmer                     President
4400 MacArthur Blvd. N.W.              Brimmer & Company, Inc.
Suite 302                              Washington, D.C.
Washington, D.C. 20007                 (principal business: economic and
                                       financial consulting)

Kathleen J. Burke                      Vice Chairman and Personnel Relations
555 California Street                  Officer
40th Floor                             BankAmerica Corporation
San Francisco, CA 94104                San Francisco, CA
                                       (principal business: banking and
                                       finance)

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
            Name and
        Business Address                    Principal Occupation
-------------------------------        -----------------------------
*Richard A. Clarke                     Retired Chairman of the Board and
123 Mission St., Room H17F             Chief Executive Officer
San Francisco, CA 94106                Pacific Gas & Electric Company
                                       San Francisco, CA
                                       (principal business: gas and electric
                                       utility)

*David A. Coulter                      President, Chief Executive Officer and
555 California Street                  Chairman of the Board
40th Floor                             BankAmerica Corporation
San Francisco, CA 94104                San Francisco, CA
                                       (principal business: banking and
                                       finance)

*Timm F. Crull                         Retired Chairman
c/o Hallmark Cards, Inc.               Nestle USA, Inc.
1024 E. Balboa Blvd.                   Glendale, CA
Newport Beach, CA 92661                (principal business: food and related
                                       products processing)

*Kathleen Feldstein                    President
147 Clifton Street                     Economics Studies, Inc.
Belmont, MA 02178                      Belmont, MA
                                       (principal business: economics
                                       consulting)

*Donald E. Guinn                       Chairman Emeritus
Pacific Telesis Center                 Pacific Telesis Group
130 Kearny St., Room 3704              San Francisco, CA
San Francisco, CA 94108                (principal business: telecommunications)

*Frank L. Hope                         Consulting Architect
2726 Shelter Island Dr.                San Diego, CA
Suite 250                              (principal business: architecture)
San Diego, CA 92106

*Ignacio E. Lozano, Jr.                Chairman
411 West Fifth St., 12th Floor         La Opinion
Los Angeles, CA 90013                  Los Angeles, CA
                                       (principal business: newspaper
                                       publishing)

*Walter E. Massey                      President
Office of the President                Morehouse College
830 Westview Drive, S.W.               Atlanta, GA
Atlanta, GA 30314                      (principal business: education)

                                       2
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
            Name and
        Business Address                    Principal Occupation
-------------------------------        -----------------------------
Jack L. Meyers                         Vice Chairman
555 California Street                  BankAmerica Corporation
40th Floor                             San Francisco, CA
San Francisco, CA 94104                (principal business: banking and finance)

Michael J. Murray                      Vice Chairman
555 California Street                  BankAmerica Corporation
40th Floor                             San Francisco, CA
San Francisco, CA 94104                (principal business: banking and finance)

Michael E. O'Neill                     Vice Chairman and Chief Financial
555 California Street                  Officer
40th Floor                             BankAmerica Corporation
San Francisco, CA 94104                San Francisco, CA
                                       (principal business: banking and finance)

Thomas E. Peterson                     Vice Chairman
555 California Street                  BankAmerica Corporation
40th Floor                             San Francisco, CA
San Francisco, CA 94104                (principal business: banking and finance)

*John M. Richman                       Of Counsel to the law firm of Wachtell,
227 West Monroe Street                 Lipton, Rosen & Katz
Suite 4825                             Chicago, IL
Chicago, IL 60606                      (principal business: law)

*Richard M. Rosenberg                  Retired Chairman and
555 California Street                  Chief Executive Officer
11th Floor                             BankAmerica Corporation
San Francisco, CA 94104                San Francisco, CA
                                       (principal business: banking and finance)

Michael E. Rossi                       Vice Chairman
555 California Street                  BankAmerica Corporation
40th Floor                             San Francisco, CA
San Francisco, CA 94104                (principal business: banking and finance)

*A. Michael Spence                     Dean of Graduate School of Business
Memorial Way, Room 140                 Stanford University
Stanford, CA 94305                     Stanford, CA
                                       (principal business: education)

Martin A. Stein                        Vice Chairman
555 California Street                  BankAmerica Corporation
40th Floor                             San Francisco, CA
San Francisco, CA 94104                (principal business: banking and
                                       finance)

            Name and
        Business Address                    Principal Occupation
-------------------------------        -----------------------------
*Solomon D. Trujillo                   President and Chief Executive Officer
1801 California Street                 US West Communications Group
52nd Floor                             Denver, CO
Denver, CO 80202                       (principal business: communications)

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